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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of M/I Schottenstein Homes, Inc. on Form S-3 of our reports dated February 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
April 27, 1998